Exhibit 99.1

For immediate release	For More Information:
J. Bruce Hildebrand, Executive Vice President
325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES FOURTH QUARTER EARNINGS RESULTS AND 28th YEAR OF CONSECUTIVE EARNINGS GROWTH

ABILENE, Texas, January 22, 2015 – First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the fourth quarter of 2014 of $22.59 million, up 6.35 percent compared with earnings of $21.24 million in the same quarter last year. Basic earnings per share were $0.35 for the fourth quarter of 2014 compared with $0.33 in the same quarter a year ago. Included in noninterest expense in the fourth quarter of 2014 was $2.91 million, before income tax, resulting from the Company’s partial settlement of its frozen defined benefit pension plan (see below for more details).

Net interest income for the fourth quarter of 2014 increased 7.26 percent to $50.08 million compared with $46.69 million in the same quarter of 2013. The net interest margin, on a taxable equivalent basis, was 4.08 percent compared to 4.18 percent in the third quarter of 2014 and 4.27 percent in the same quarter last year. Included in interest income for the fourth quarter of 2014 was $325 thousand, or three basis points in net interest margin, related to discount accretion from fair value accounting related to the Orange and Huntsville acquisitions.

The provision for loan losses was $755 thousand in the fourth quarter of 2014 compared with $896 thousand in the third quarter of 2014 and $1.17 million in the fourth quarter of 2013. Nonperforming assets as a percentage of loans and foreclosed assets totaled 0.74 percent at December 31, 2014, compared with 0.83 percent at September 30, 2014, and 1.16 percent at December 31, 2013. Classified loans totaled $72.98 million at December 31, 2014, compared to $81.39 million at September 30, 2014, and $84.24 million at December 31, 2013.

Noninterest income increased 7.80 percent in the fourth quarter of 2014 to $17.02 million compared with $15.79 million in the same quarter a year ago. Trust fees increased $436 thousand to $4.87 million in the fourth quarter of 2014 compared with $4.43 million in the same quarter last year, primarily due to continued growth in the fair value of Trust assets managed to $3.76 billion from $3.36 billion a year ago. ATM, interchange and credit card fees increased 15.80 percent to $5.14 million compared with $4.44 million in the same quarter last year due to a large growth in net new accounts and debit cards.

Noninterest expense for the fourth quarter of 2014 totaled $36.44 million compared to $33.10 million in the fourth quarter of 2013. During the fourth quarter of 2014, the Company offered settlement of its pension obligation to plan participants who no longer are employed by the Company. As a result of the partial settlement of the plan, the Company recognized $2.91 million, before income tax, in pension expense, a component of noninterest expense. The effect of this transaction was relatively neutral to shareholders’ equity since the recorded pension obligation associated with plan participants who accepted the settlement closely approximated the amount offered to such plan participants and the amount recognized in pension expense had been previously recognized as unrealized losses in other comprehensive earnings. As a result, the Company paid $10.63 million out of pension plan assets, or approximately 43% of the total outstanding obligation balance, to plan participants and the number of participants was reduced by 335, or 44%. The Company’s investment risk and administrative expense associated with the Company’s pension plan should be significantly reduced going forward.

The Company’s efficiency ratio in the fourth quarter of 2014 was 50.58 percent compared with 49.42 percent in the same quarter last year. The increase in the efficiency ratio in the fourth quarter of 2014 primarily resulted from the pension settlement described above.

For the year, net income increased 13.56 percent to $89.56 million from $78.87 million in 2013, marking 2014 as the 28th consecutive year of earnings increases for the Company. Basic earnings per share in 2014 rose to $1.40 from $1.24 in the previous year.

Net interest income increased 12.81 percent for the year to $194.36 million from $172.28 million a year ago. The provision for loan losses for 2014 totaled $4.47 million compared with $3.75 million in 2013. Noninterest income was $66.62 million in 2014 compared with $62.05 million in 2013. Noninterest expense rose to $137.93 million in 2014 compared with $126.01 million a year ago.

As of December 31, 2014, consolidated assets for the Company totaled $5.85 billion compared with $5.22 billion a year ago. Loans totaled $2.94 billion at year end compared with loans of $2.69 billion a year ago. Total deposits grew 14.88 percent to $4.75 billion at December 31, 2014, compared to $4.14 billion a year ago. Shareholders’ equity rose to $681.54 million as of December 31, 2014, compared with $587.65 million in the prior year.

“We are extremely pleased to report the 28th consecutive year of increased earnings for the Company,” said F. Scott Dueser, Chairman, President and CEO. “We are also pleased to report the Company’s significant growth in loans and deposits in 2014, growing our balance sheet $626 million, all from organic growth. We owe this success to the tireless efforts of our personnel and the tremendous support of our directors and our customers. Going forward, we will continue to search for additional opportunities to maximize our efficiencies and increase shareholder value.”

“We also realize the recent volatility in the stock market due to oil and gas prices is at the forefront of the minds of our shareholders. We are painted with the same broad brush as all Texas banks from an oil and gas standpoint, but we have limited direct exposure. In fact, loans directly tied to the oil and gas industry only account for approximately three percent (3%) of the Company’s loan portfolio at December 31, 2014. We believe we can continue to achieve earnings growth despite the current situation surrounding the oil and gas industry as we believe that our markets are more diversified, and therefore resilient, than during prior periods of significant declines in oil and gas prices,” added F. Scott Dueser, Chairman, President and CEO.

On April 22, 2014, the Company’s Board of Directors declared a two-for-one stock split in the form of a 100 percent stock dividend, which was effective June 2, 2014. All share and per share amounts in this earnings release have been restated to reflect this stock split.

All amounts for the quarters and years ended on December 31, 2014 and 2013 include the results of the Company’s acquisition of Orange Savings Bank, SSB, Orange, Texas, which was effective on May 31, 2013. As of the acquisition date, Orange had total loans of $293.29 million and total deposits of $385.95 million.

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that operates 12 banking regions with 62 locations in Texas including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Decatur, Eastland, Fort Worth, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Mauriceville, Merkel, Midlothian, Mineral Wells, Moran, New Waverly, Newton, Odessa, Orange, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Trent, Trophy Club, Vidor, Waxahachie, Weatherford and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with eight locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

*****

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2014				2013
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
ASSETS
Cash and due from banks	$190,387	$149,957	$166,237	$160,469	$183,084
Interest-bearing deposits in banks	54,324	83,994	68,331	3,772	25,498
Interest-bearing time deposits in banks	17,002	19,234	24,188	30,026	31,917
Fed funds sold	8,760	4,785	3,110	3,620	3,430
Investment securities	2,416,297	2,254,316	2,174,396	2,163,599	2,058,407
Loans	2,937,991	2,839,696	2,786,644	2,698,717	2,689,448
Allowance for loan losses	(36,824)	(36,388)	(35,892)	(34,693)	(33,900)

Net loans	2,901,167	2,803,308	2,750,752	2,664,024	2,655,548
Premises and equipment	103,000	101,437	96,619	95,406	95,505
Goodwill	94,882	94,882	94,882	94,882	94,882
Other intangible assets	2,477	2,547	2,547	2,600	2,603
Other assets	59,906	61,351	65,294	62,629	71,334

Total assets	$5,848,202	$5,575,811	$5,446,356	$5,281,027	$5,222,208

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$1,570,330	$1,505,847	$1,445,947	$1,389,331	$1,362,184
Interest-bearing deposits	3,179,925	2,958,517	2,872,511	2,844,950	2,772,891

Total deposits	4,750,255	4,464,364	4,318,458	4,234,281	4,135,075
Short-term borrowings	367,110	341,909	434,583	383,220	463,888
Other liabilities	49,300	110,773	53,279	46,960	35,598
Shareholders’ equity	681,537	658,765	640,036	616,566	587,647

Total liabilities and shareholders’ equity	$5,848,202	$5,575,811	$5,446,356	$5,281,027	$5,222,208

	Quarter Ended
	2014				2013
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
INCOME STATEMENTS
Interest income	$51,121	$49,955	$49,254	$48,209	$47,756
Interest expense	1,039	1,069	1,037	1,036	1,066

Net interest income	50,082	48,886	48,217	47,173	46,690
Provision for loan losses	755	896	1,124	1,690	1,171

Net interest income after provision for loan losses	49,327	47,990	47,093	45,483	45,519
Noninterest income	17,023	17,324	15,872	16,405	15,792
Noninterest expense	36,435	34,040	35,002	32,448	33,096

Net income before income taxes	29,915	31,274	27,963	29,440	28,215
Income tax expense	7,328	7,843	6,758	7,104	6,977

Net income	$22,587	$23,431	$21,205	$22,336	$21,238

PER COMMON SHARE DATA
Net income - basic	$0.35	$0.37	$0.33	$0.35	$0.33
Net income - diluted	0.35	0.36	0.33	0.35	0.33
Cash dividends declared	0.14	0.14	0.14	0.13	0.13
Book Value	10.63	10.28	9.99	9.63	9.18
Market Value	$29.88	$27.79	$31.37	$30.90	$33.06
Shares outstanding - end of period	64,089,921	64,065,828	64,053,010	64,039,234	63,984,994
Average outstanding shares - basic	64,075,334	64,059,675	64,045,282	64,010,076	63,965,876
Average outstanding shares - diluted	64,316,815	64,304,985	64,301,306	64,212,018	64,192,458

PERFORMANCE RATIOS
Return on average assets	1.57%	1.71%	1.59%	1.74%	1.65%
Return on average equity	13.34	14.27	13.46	15.02	14.47
Net interest margin (tax equivalent)	4.08	4.18	4.24	4.32	4.27
Efficiency ratio	50.58	47.93	50.84	47.57	49.42

	Year Ended
	Dec. 31,
	2014	2013
INCOME STATEMENTS
Interest income	$198,539	$176,369
Interest expense	4,181	4,088

Net interest income	194,358	172,281
Provision for loan losses	4,465	3,753

Net interest income after provision for loan losses	189,893	168,528
Noninterest income	66,624	62,052
Noninterest expense	137,925	126,012

Net income before income taxes	118,592	104,568
Income tax expense	29,033	25,700

Net income	$89,559	$78,868

PER COMMON SHARE DATA
Net income - basic	$1.40	$1.24
Net income - diluted	1.39	1.24
Cash dividends declared	0.55	0.52
Book Value	10.63	9.18
Market Value	$29.88	$33.06
Shares outstanding - end of period	64,089,921	63,984,994
Average outstanding shares - basic	64,047,803	63,575,948
Average outstanding shares - diluted	64,308,535	63,856,764

PERFORMANCE RATIOS
Return on average assets	1.65%	1.64%
Return on average equity	14.00	13.75
Net interest margin (tax equivalent)	4.20	4.22
Efficiency ratio	49.24	50.19

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2014				2013
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$36,388	$35,892	$34,693	$33,900	$34,800
Loans charged off	(670)	(614)	(302)	(1,297)	(1,294)
Loan recoveries	351	214	377	400	311

Net recoveries (charge-offs)	(319)	(400)	75	(897)	(983)
Provision for loan losses	755	896	1,124	1,690	1,171
Transfer of off balance sheet exposure to other liabilities	—	—	—	—	(1,088)

Balance at end of period	$36,824	$36,388	$35,892	$34,693	$33,900

Allowance for loan losses / period-end loans	1.25%	1.28%	1.29%	1.29%	1.26%
Allowance for loan losses / nonperforming loans	178.06	162.77	151.52	140.23	120.82
Net charge-offs / average loans (annualized)	0.04	0.06	(0.01)	0.14	0.15

NONPERFORMING ASSETS
Nonaccrual loans	$20,195	$22,093	$23,565	$24,710	$27,926
Accruing troubled debt restructured loans	226	—	—	—	—
Accruing loans 90 days past due	260	263	123	30	133

Total nonperforming loans	20,681	22,356	23,688	24,740	28,059
Foreclosed assets	1,035	1,273	2,342	2,813	3,069

Total nonperforming assets	$21,716	$23,629	$26,030	$27,553	$31,128

As a % of loans and foreclosed assets	0.74%	0.83%	0.93%	1.02%	1.16%
As a % of end of period total assets	0.37	0.42	0.48	0.52	0.60

CAPITAL RATIOS
Tier 1 risk-based	16.05%	16.07%	16.15%	16.24%	15.82%
Total risk-based	17.16	17.20	17.30	17.39	16.92
Tier 1 leverage	9.89	10.10	9.99	9.95	9.84
Equity to assets	11.65	11.81	11.75	11.68	11.25

	Quarter Ended
	2014				2013
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
NONINTEREST INCOME
Trust fees	$4,869	$4,772	$4,549	$4,576	$4,433
Service charges on deposits	4,287	4,402	4,174	4,047	4,537
ATM, interchange and credit card fees	5,137	5,093	4,754	4,443	4,436
Real estate mortgage fees	1,465	1,813	1,337	1,024	1,200
Net gain (loss) on sale of available-for-sale securities	—	1	(1)	(4)	—
Net gain (loss) on sale of foreclosed assets	100	305	47	452	111
Net gain (loss) on sale of assets	(6)	(31)	44	3	6
Other noninterest income	1,171	969	968	1,864	1,069

Total noninterest income	$17,023	$17,324	$15,872	$16,405	$15,792

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$16,302	$16,354	$16,279	$16,197	$15,690
Profit sharing expense	1,516	1,596	995	1,217	1,942
Loss from partial settlement of pension plan	2,909	—	—	—	—
Net occupancy expense	2,296	2,297	2,273	2,234	2,101
Equipment expense	2,695	2,758	2,665	2,622	2,527
FDIC insurance premiums	689	693	684	659	636
ATM, interchange and credit card expenses	1,875	1,819	1,696	1,480	1,499
Legal, tax and professional fees	1,363	1,463	1,208	1,273	1,248
Audit fees	279	403	367	369	506
Printing, stationery and supplies	676	632	554	775	562
Amortization of intangible assets	64	62	74	75	77
Advertising and public relations	1,515	1,591	1,465	1,375	1,495
Correspondent bank service charges	222	222	215	228	241
Other noninterest expense	4,034	4,150	6,527	3,944	4,572

Total noninterest expense	$36,435	$34,040	$35,002	$32,448	$33,096

TAX EQUIVALENT YIELD ADJUSTMENT	$4,934	$4,814	$4,753	$4,629	$4,490

	Year Ended Dec. 31,
	2014	2013
NONINTEREST INCOME
Trust fees	$18,766	$16,317
Service charges on deposits	16,910	17,546
ATM, interchange and credit card fees	19,427	16,750
Real estate mortgage fees	5,639	6,349
Net gain (loss) on sale of available-for-sale securities	(4)	147
Net gain (loss) on sale of foreclosed assets	904	(152)
Net gain (loss) on sale of assets	10	183
Other noninterest income	4,972	4,912

Total noninterest income	$66,624	$62,052

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$65,132	$60,843
Profit sharing expense	5,324	5,686
Loss from partial settlement of pension plan	2,909	—
Net occupancy expense	9,100	8,095
Equipment expense	10,740	9,673
FDIC insurance premiums	2,725	2,418
ATM, interchange and credit card expenses	6,870	5,660
Legal, tax and professional fees	5,307	5,029
Audit fees	1,418	1,558
Printing, stationery and supplies	2,637	2,066
Amortization of intangible assets	275	197
Advertising and public relations	5,946	4,833
Correspondent bank service charges	887	915
Other noninterest expense	18,655	19,039

Total noninterest expense	$137,925	$126,012

TAX EQUIVALENT YIELD ADJUSTMENT	$19,130	$16,723

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended			Three Months Ended
	Dec. 31, 2014			Sept. 30, 2014
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Fed funds sold	$5,975	$4	0.30%	$10,619	$11	0.40%
Interest-bearing deposits in nonaffiliated banks	118,244	110	0.37	50,213	69	0.55
Taxable securities	1,246,632	7,370	2.36	1,166,248	6,856	2.35
Tax exempt securities	1,091,723	13,078	4.79	1,057,715	12,763	4.83
Loans	2,889,951	35,492	4.87	2,814,083	35,070	4.94

Total interest-earning assets	5,352,525	$56,054	4.15%	5,098,878	$54,769	4.26%
Noninterest-earning assets	358,395			348,369

Total assets	$5,710,920			$5,447,247

Interest-bearing liabilities:
Deposits	$3,043,612	$989	0.13%	$2,892,065	$999	0.14%
Fed funds purchased and other short term borrowings	373,785	49	0.05	384,768	70	0.07

Total interest-bearing liabilities	3,417,397	$1,038	0.12%	3,276,833	$1,069	0.13%
Noninterest-bearing liabilities	1,621,819			1,518,907
Shareholders’ equity	671,704			651,507

Total liabilities and shareholders’ equity	$5,710,920			$5,447,247

Net interest income and margin (tax equivalent)		$55,016	4.08%		$53,700	4.18%

	Three Months Ended			Three Months Ended
	June 30, 2014			Mar. 31, 2014
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Fed funds sold	$11,310	$12	0.41%	$5,718	$5	0.35%
Interest-bearing deposits in nonaffiliated banks	48,974	78	0.64	48,708	82	0.68
Taxable securities	1,159,430	7,091	2.45	1,121,296	7,084	2.53
Tax exempt securities	1,037,608	12,599	4.86	992,947	12,218	4.92
Loans	2,748,023	34,227	5.00	2,689,474	33,450	5.04

Total interest-earning assets	5,005,345	$54,007	4.33%	4,858,143	$52,839	4.41%
Noninterest-earning assets	335,651			351,309

Total assets	$5,340,996			$5,209,452

Interest-bearing liabilities:
Deposits	$2,867,740	$955	0.13%	$2,817,181	$941	0.14%
Fed funds purchased and other short term borrowings	406,913	82	0.08	426,204	96	0.09

Total interest-bearing liabilities	3,274,653	$1,037	0.13%	3,243,385	$1,037	0.13%
Noninterest-bearing liabilities	1,434,674			1,362,852
Shareholders’ equity	631,669			603,215

Total liabilities and shareholders’ equity	$5,340,996			$5,209,452

Net interest income and margin (tax equivalent)		$52,970	4.24%		$51,802	4.32%

	Three Months Ended
	Dec. 31, 2013
	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate
Interest-earning assets:
Fed funds sold	$7,177	$7	0.40%
Interest-bearing deposits in nonaffiliated banks	44,421	89	0.79
Taxable securities	1,094,256	6,687	2.44
Tax exempt securities	958,278	11,817	4.93
Loans	2,650,834	33,645	5.04

Total interest-earning assets	4,754,966	$52,245	4.36%
Noninterest-earning assets	344,927

Total assets	$5,099,893

Interest-bearing liabilities:
Deposits	$2,696,123	$950	0.14%
Fed funds purchased and other short term borrowings	454,573	115	0.10

Total interest-bearing liabilities	3,150,696	$1,065	0.13%
Noninterest-bearing liabilities	1,366,726
Shareholders’ equity	582,471

Total liabilities and shareholders’ equity	$5,099,893

Net interest income and margin (tax equivalent)		$51,180	4.27%

	Year Ended			Year Ended
	Dec. 31, 2014			Dec. 31, 2013
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Fed funds sold	$8,412	$31	0.37%	$12,653	$44	0.35%
Interest-bearing deposits in nonaffiliated banks	66,681	339	0.51	69,169	465	0.67
Taxable securities	1,173,725	28,402	2.42	1,052,453	25,505	2.42
Tax exempt securities	1,045,304	50,657	4.85	911,472	44,143	4.84
Loans	2,786,011	138,240	4.96	2,431,872	122,935	5.06

Total interest-earning assets	5,080,133	$217,669	4.28%	4,477,619	$193,092	4.31%
Noninterest-earning assets	348,450			321,641

Total assets	$5,428,583			$4,799,260

Interest-bearing liabilities:
Deposits	$2,905,734	$3,883	0.13%	$2,513,674	$3,709	0.15%
Fed funds purchased and other short term borrowings	397,738	298	0.07	400,545	379	0.09

Total interest-bearing liabilities	3,303,472	$4,181	0.13%	2,914,219	$4,088	0.14%
Noninterest-bearing liabilities	1,485,367			1,311,656
Shareholders’ equity	639,744			573,385

Total liabilities and shareholders’ equity	$5,428,583			$4,799,260

Net interest income and margin (tax equivalent)		$213,488	4.20%		$189,004	4.22%